UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2004

INFINEX VENTURES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-32843
(Commission File Number)

52-2151798
(IRS Employer Identification No.)

470 Des Capucines, STREET,
Adele, Quebec, CANADA J8B 1W5
(Address of Principal Executive Offices) (Zip Code)

(450) 229-2361
(Registrant's Telephone Number, Including Area Code)

Box 18, 323-595 Howe Street Vancouver,
British Columbia, Canada V6C 2T5
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On May 31, 2004, Mario Aiello, our President, Chief Executive Officer, Chief Financial Officer and member of our Board of Directors since November 10, 2000, tendered his resignation from his positions on our Board of Directors. Mr. Aiello resigned his positions with the Company due to personal and other professional commitments and was not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices. On the same date Greg Yanke and Athanaslos Raptis also tendered their resignations from our board of directors from their positions of directors and officers. Concurrent with these resignations Mr. Michael De Rosa was appointed as Director, President, Chief Executive Officer and Chief Financial Officer, Bernard Van Der Stichele was appointed as Director and Secretary and Kenneth J. Forbes was appointed as Director.

Pursuant to a share Purchase Agreement, Mr. Aiello has transferred 2,760,000 shares in our common stock, beneficially owned by him, to Mr. Michael De Rosa, our new President, Chief Executive Officer, Chief Financial Officer and member of our Board of Directors, in consideration for the payment to him of $26,000 by Mr. De Rosa.

Mr. De Rosa has been an international business consultant and active as a director and officer of various public and private companies for over twenty-five (25) years. He has provided management and administrative services to various companies in the private and public sectors as well as to government agencies on a worldwide basis in the fields of technology, manufacturing and mining. From 1994 to present, he has been a director of Michael D. De Rosa & Associates, a Canadian Firm providing management and administrative services to private and public traded companies as well as government agencies. Since 2001 he has also acted as director, Chief Executive Officer and Chief Financial Officer of Blok-R Corporation, a corporation involved in the recycling of used tyres;

Mr. Van Der Stichele has a Master of Arts in Business Administration from the University of Oregon. He has worked in numerous senior financial positions for over Thirty-Eight (38) years. He has acted as senior auditor for the Bank of Montreal and Iron Ore Company of Canada. He was also Vice-President of Finance and Corporate Development for Power Gas Corporation; and

Mr. Forbes is a senior businessman and formerly the President of Bovril Corporation in Canada and the U.S.A. and the President of Catelli-Habitant Foods Ltd. He was formerly responsible for the Quebec Ministry of Trade and Commerce investment in Quebec from the Eastern United States. He has been a member of the Duke of Edinburgh Commonwealth Conference Council since 1956. Since 1994 he has been a self employed international consultant for industries in Quebec and Canada.

Pursuant to a Share Purchase Agreement dated May 31, 2004, Mr. Mario Aiello, our former President and Director, has transferred 2,760,000 restricted shares in our common stock, beneficially owned by him, to Mr. De Rosa, our President and Director in consideration for the payment to him of $26,000 by Mr. De Rosa.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock on April 30, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

	NAME OF	SHARES OF
TITLE OF CLASS	BENEFICIAL OWNER	COMMON STOCK	PERCENT OF CLASS

5% + STOCKHOLDERS

Common Stock	Michael De Rosa	2,760,000	47.15%

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Common Stock	Michael De Rosa	2,760,000	47.15%
	President, CEO, CFO
	and Director

Common Stock	Bernard Van Der Stichele	0	0%
	Director & Secretary

Common Stock	Kenneth J. Forbes	0	0%
	Director

DIRECTORS AND		2,760,000	47.15%
OFFICERS AS A
GROUP

*Based on 5,853,500 common shares issued and outstanding on the date of this report.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to Joint Venture and Option Agreement with 697446 B.C. Ltd., a British Columbia, Canada corporation, (the "Agreement"), we have agreed to earn up to 55% interest in the following mineral claims located on Texada Island, B.C.:

1	Yew	Tenure Number 399712
2	Yew 2	Tenure Number 399713
3	Yew 3	Tenure Number 399714
4	Yew 4	Tenure Number 399715
5	Yew 5	Tenure Number 399716
6	Yew 6	Tenure Number 399717
7	Yew 8	Tenure Number 399718
(Collectively the "Yew Claims")

The Yew Claims are located approximately 3 Km south of Vananda on Texada Island, about 120 Km NW of Vancouver B. C. It is found on NTS Map Sheet 92F/9E at coordinates 490 44’ north latitude and 1240 34’ west longitude (Fig 1).

Access to the property is by ferry from Powell River to Blubber Bay on the north coast of the island. A paved highway extends from Blubber Bay south, 8 Km, to Vananda and beyond to Gillies Bay. The main Texada Highway passes through the Yew claims. Daily air service is provided by Aquila Air from Vancouver airport to the airport at Gillies Bay.

The Physiography is one of low relief with poor to moderate bedrock exposure due to variable thicknesses of glacial till.

The vegetation consists of small diameter spruce and fir with relatively little undergrowth. The climate is mild with precipitation averaging 30 to 40 inches of rainfall per year.

Texada Island has a long history of mining dating back to 1876. Several high-grade copper gold skarns were mined in the area surrounding Varanda. Several gold quarts veins were mined on adjacent properties, Holly Claims, from 1890’s to 1920’s. In 1985, Rhyolite Resources Inc. did some limited mining of these adjacent quarts veins.

In 1984, gold mineralization was discovered on the Holly Claims. The Yew Claims were subsequently staked and optioned by Northair Mines Ltd. in January 1985. Northair carried out geochemical and geophysical surveys on the claims along with 465 feet of diamond drilling on two of the claims.

Rhyolite Resources Inc. acquired the properties in 1986 and since then have completed magnetometer surveys and SP surveys on the claims. Surface showings and SP anomalies were further investigated by trenching.

The geology of the Yew Claims is described in BC MINFILE 092F/516 as follows:

"The area is dominated by Upper Triassic Karmutsen Formation (Vancouver Group) volcanic rocks consisting of typically fine-grained and/orfeldspar phyric basalts and amygdaloidal basalts with minor intercalated limestone beds. At the Yew occurrence, stratigraphy is comprised of three rock units of the Karmutsen Formation. A lower, thick series of green- grey basalt flows that texturally change from amygdaloidal and non-amygdaloidal sequences, is overlain by a thin, white-grey fine-grained limestone that rapidly thins and thickens over short distances. Overlying the limestone is an amygdaloidal basalt breccia with fragments of amygdaloidal basalt up to 15 centimetres. White zeolites, epidote, pyrite, quartz and chlorite comprise vesicle fillings within the basalts. Two hundred metres north of the occurrence, two small diorite plugs intrude the basalts. Massive pyrite, magnetite, pyrrhotite, minor chalcopyrite and trace bronite replaces limestone at the lower contact of the limestone bed. The mineralized zone is flat-lying, close to surface, thin and tabular, and ranges in thickness from 0.4 to 1.8 metres.”

The Agreement provides for the following:

1.	Issuance of 10,000 common shares in our capital stock upon execution of the agreement;

2.	An obligation to carry out a drilling program on the Yew Claims within a three (3) month period, from the date of the execution of the agreement, to an amount not less than $250,000.00 3;

3.
Upon completion of the drilling program, we will have the right to exercise an option to obtain a 55% interest in the Yew Claims by completing a feasibility study within two (2) years from completion of the work program;

4.	We will have an obligation to pay to 697446 B.C. Ltd., $50,000.00 (Cdn) annually until the completion of the feasibility study.

5.	Upon the exercise of the Option, we have agreed to enter into a joint venture agreement with 697446 B.C. Ltd. to develop the Yew Claims in accordance with the feasibility study recommendation.

The Yew Claims were originally acquired pursuant to an Option Agreement dated the 31st of October, 1986 with Rhyolite Resources Inc. (the “Optionor”), Robert Duker, Edwin T. Johanson, James, E. Newman, Robert A. Perry and Roy A. Samuelson (collectively the “Optionee”). The Option Agreement provided for the payment of a 4% royalty of net smelter returns to the Optionee. Further, at the end of each six (6) month period, the greater of $10,000.00(Cdn)or the royalties were to be paid to the Optionee. If payments were not made, the Yew Claims could be reconveyed to the Optionee free and clear of all liens, claims and encumbrances, in good standing and with the assessment recorded against them for a minimum of one (1) year. Payments of minimum royalties of $60,000.00(Cdn) have not been made as a setoff has been claimed for damages as a result of one of the Optionees staking claims within an area of interest and transferring them to the third party. This is disputed by the Optionee and the minimum royalty payments have been demanded. The Option Agreement was assigned to 555 Corporate Ventures Inc. (“555”) and the Yew Claims transferred into its name. They were subsequently transferred by 555 to its wholly owned subsidiary 697446 B.C. Ltd.

555 entered into the following agreements with Alan Pasbo Management Ltd. (“Alan Pasbo”) and Pacrim Information Systems Inc.:

1.	Option Agreement dated March 03, 2003 (the “Option Agreement”);

2.	Purchase Agreement dated March 06, 2003 (the “Purchase Agreement”); and

3.	Joint Venture Agreement dated March 05, 2003 (the “JV Agreement”). (collectively the “Agreements”)

Pursuant to the JV Agreement, Alan Pasbo would provide the funding for the purposes of exploring and putting a mineral processing plant on Texada Island, B.C. into operation. It would then be entitled to forty-five (45%) percent of the gross profits of the joint venture. The Yew Claims formed a part of the properties which are subject to the JV Agreement. Pursuant to the Option Agreement, Alan Pasbo had the option to acquire forty-five (45%) percent of the issued and outstanding shares in 555. The option expired on March 04, 2004. The Purchase Agreement was for up to forty-five (45%) percent of the issued and outstanding shares of 555 for $5,000,000.00 (US). It required an initial payment of $50,000.00 (US) on or before March 06, 2003 with the balance of $4,950,000.00 (US) on or before twelve (12) months from March 06, 2003. Alan Pasbo had an option to extend payment by twelve (12) months with interest at the rate of fifteen (15%) percent.

555 takes the position that:

1.	In regard to the JV Agreement, Alan Pasbo has breached a condition by failing to deliver all funds to put the plant into production including operation and capital costs;

2.	In regard to the Purchase Agreement, Alan Pasbo had failed to advance funds to exercise the purchase as required. In any event, Alan Pasbo would not be entitled to exercise the Purchase Agreement as Alan Pasbo was in default under the JV Agreement;

3.	In regard to the Option Agreement, Alan Pasbo had failed to advance funds to exercise the option as required, it expired and further, the Option Agreement was void and unenforceable as it did not set out specific terms as to what was the option price; and

4.	Alan Pasbo has no further rights in regard to the assets of 555 or to their shares.

Alan Pasbo denies that it is in default. 555 has agreed to indemnify and save harmless Infinex Ventures, Inc. from any and all claims and costs which may arise from the Optionees and Alan Pasbo.

We do not currently have the funds on hand necessary to meet our obligations pursuant to our agreement with 697446 B.C. Ltd. If we do not meet all of our funding obligations in connection with this agreement, we may earn partial interests or no interest in the Yew Claims.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of our business or assets.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5.     OTHER EVENTS

Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Mario Aiello, Greg Yanke and Athanaslos Raptis have resigned as directors and officers from our board of directors. None of resignations were due to any disagreement with us.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Index to Exhibits

2.1	Share Purchase Agreement dated May 31, 2004, between Mario Aiello and Michael De Rosa.

2.2	Joint Venture and Option Agreement between Infinex Ventures, Inc. and 697446 B.C. Ltd.

ITEM 8.     CHANGE IN FISCAL YEAR

There has been no change in our fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinex Ventures, Inc.
a Nevada corporation

DATED: July 30, 2004	By: Michael De Rosa
Michael De Rosa
President